UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 7, 2019

AMERICANN, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54231	27-4336843
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1550 Wewatta St.

Denver, CO 80202
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (303) 862-9000

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On October 7, 2019, the Company released an Operations Update, which is filed as Exhibit 99 to this report.

AmeriCann has completed construction of Building 1 at the Company’s Massachusetts Cannabis Center development in Freetown, MA. On September 1st, 2019, Bask, Inc. commenced its 15-year lease of Building 1 which includes a base rent plus 15% of Bask’s gross revenue.

The Company’s Investment Agreement with Mountain States Capital ended in August 2019. The Company received $2,433,412 from the sale of 1,163,782 shares of common stock pursuant to the terms of the Investment Agreement. The shares sold to Mountain Stats were sold at an average price of $2.09 per share.

Item 9.01     Financial Statement and Exhibits

Number	Description

99	Operations Update

AmeriCann has completed construction of Building 1 and Bask, Inc. commenced it's 15-year lease of Building 1 of the Company’s Massachusetts Cannabis Center on September 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2019

AMERICANN, INC.

By:	/s/ Timothy Keogh
Timothy Keogh, Chief Executive Officer